SECURITIES AND EXCHANGE COMMISSION
              Washington, DC  20549

--------------------------------------------------------------

                     FORM 8-K
                  CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)

                   August 14, 2003

              Rexhall Industries, Inc.
    (Exact name of registrant as specified in charter)

California            0-10067           95-4135907
(State or other     (Commission        (IRS Employer
jurisdiction of     File Number)     Identification No.)
incorporation)

  46147 7th Street West, Lancaster California       93534
   (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code:
              (661) 726-0565

Item 1.	Changes in Control of Registrant.

            Not applicable.

Item 2.	Acquisition or Disposition of Assets.

            None.

Item 3.	Bankruptcy or Receivership.

            Not applicable.

Item 4.	Changes in Registrant's Certifying Accountant.

            Not applicable

Item 5.	Other Events.

            Not applicable.

Item 6.	Resignations of Registrant's Directors.

            Not applicable.

Item 7.	Financial Statements, Pro Forma Financial Information
and Exhibits.

            Not applicable.

Item 8. Change in Fiscal Year

            Not applicable.

Item 9. Regulation FD Disclosure (The information under this Item
9 is being furnished pursuant Item 12 of Form 8-K.)

On August 14, 2003, registrant made an earnings release, the text of which is set forth in Exhibit 99.1 attached hereto and is being furnished pursuant to Item 12 of Form 8-K.

The information included in this Item 9, as well as Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        Rexhall Industries, Inc.
                        (Registrant)


Date: August 20, 2003	By: _/S/William J. Rex__________________
                        William J. Rex,
                        President and Chief Executive Officer



Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:  William Rex, Pres & CEO
or Investor Relations at
Rexhall Industries, Inc. (661) 726-0565

REXHALL INDUSTRIES ANNOUNCES SECOND QUARTER RESULTS

LANCASTER, California, August 14, 2003 - Rexhall Industries, Inc. (NASDAQ: REXL) today reported its financial results for its second quarter ended June 30, 2003. Net revenues for the second quarter decreased 49% to $9,642,000 from $18,964,000 for the same period in 2002. Gross profit for the second quarter was $1,259,000 versus $2,354,000 last year, which is a 46% decrease. Net loss for the quarter was $282,000, or $0.05 per diluted share, compared to a net income of $264,000 or $0.04 per diluted share for the second quarter last year.

William J. Rex, President, Chairman and CEO stated, "Sales dropped below industry levels as a result of Rexhall's strategy to identify the current market for recreational vehicles. In an effort to satisfy dealers on an individual basis, Rexhall created a niche market rather than focusing on what it now believes the vast majority of RV customers want. Though we are discouraged with our performance and another losing quarter, we believe there is a light at the end of the tunnel. We have a strategic plan to work through this. First we have converted approximately $2.5 million from cash to finished goods inventory, in an effort to flush through all current chassis and raw material not specific to our new T-Rex designed motorhomes. Our goal is to sell through all or most of our standard inventory in the 3rd quarter, which should, if we are successful, improve our cash position, give our dealers time to sell through their inventory, and allow us to focus on our new T-Rex Double & Wide(tm) in the 4th quarter. Though our dealers will still be able to order standard motorhomes, the initial excitement generated by our new design, both from customers and dealers, leads us to believe any customer looking to buy a motorhome with two or more slide rooms will prefer our new T-Rex Double & Wide(tm) offered from 26 foot gas Vision and American Clipper up to 40 foot diesels in RoseAir, along with both Aerbus and RexAir from 30 foot gas to 38 foot diesels."



                       REXHALL INDUSTRIES, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)

                                             Three Months Ended

                                        June 30, 2003  June 30, 2002
                                        --------------  --------------

Net Revenues                              $ 9,642,000    $18,964,000

Cost of Sales                               8,383,000     16,610,000
                                          ------------   ------------
Gross Profit                                1,259,000      2,354,000

Operating Expenses:

Selling, General, Administrative
 Expenses and Other Expenses                1,725,000      1,913,000
                                           ------------   ------------

Income before Income Taxes                   (466,000)       441,000

Income Tax Expense/(Benefit)                 (184,000)       177,000
                                           ------------   ------------
Net Income/(Loss)                          ($ 282,000)     $ 264,000
                                           ============   ============
Basic and Diluted Income/(Loss) --
 Per Share                                     ($ .05)         $ .04
                                           ============   ============

Weighted Average Shares Outstanding
 Basic and Diluted                          5,872,700      6,115,000
                                           ============   ============




                       REXHALL INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                             (UNAUDITED)


ASSETS                                June 30, 2003 	June 30, 2002

CURRENT ASSETS
 Cash                                  $   458,000       $ 5,757,000
 Accounts Receivables, net               2,654,000         2,251,000
 Income Tax Receivable                     536,000           360,000
 Inventories                            17,599,000        15,049,000
 Deferred Income Taxes                     933,000         1,003,000
 Other Current Assets                      154,000           139,000
 Current Assets of Discontinued
  Operations                                 -----           182,000
                                       -----------       -----------
TOTAL CURRENT ASSETS                    22,334,000        24,741,000

 Property and Equipment at Cost Net
  of Accumulated Depreciation            5,901,000         5,021,000
 Property Held for Sale                        ---               ---
 Other Assets                              152,000           152,000
 Non-Current Assets of Discontinued
  Operations                                 -----            37,000
                                       -----------       -----------
TOTAL ASSETS                           $28,387,000       $29,951,000
                                       ===========       ===========


LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts Payable                      $ 2,779,000       $ 1,622,000
 Chassis Vendor Line of Credit           1,685,000         3,381,000
 Notes Payable and Current Portion
  of Long-Term Debt                         62,000            36,000
 Accrued Warranty                          927,000           991,000
 Accrued Legal                             982,000         1,250,000
 Accrued Dealer Incentives                 569,000           638,000
 Other Accrued Liabilities               1,435,000         1,750,000
 Accrued Compensation and Benefits         490,000           472,000
 Current Liabilities of Discontinued
  Operations                                 -----            20,000
                                       -----------       -----------
TOTAL CURRENT LIABILITIES                8,929,000        10,160,000

Long-Term Debt, less Current Portion       965,000           634,000
                                       -----------       -----------
TOTAL LIABILITIES                        9,894,000        10,794,000
                                       -----------       -----------

STOCKHOLDERS' EQUITY
 Preferred Stock -- no par value,
  Authorized, 1,000,000 shares;
  No shares outstanding at June 30,
  2003 and December 31, 2002                 -----             -----
 Common Stock -- no par value,
  Authorized, 10,000,000 shares;
  issued and outstanding
  5,872,700 at June 30, 2003
  and 6,038,000 at December 31, 2002     5,580,000         5,906,000
 Loan Receivable from Exercise of Options    -----             -----
 Retained Earnings                      12,913,000        13,251,000
                                       -----------       -----------
TOTAL STOCKHOLDERS' EQUITY              18,493,000        19,157,000
                                       -----------       -----------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                  $28,387,000       $29,951,000
                                       ===========       ===========
BOOK VALUE PER SHARE                   $      3.15       $      3.17
                                       ===========       ===========


About Rexhall

Rexhall Industries, Inc. (www.rexhall.com) designs, manufactures and sells various models of Class A motorhomes used for leisure travel and outdoor activities. Rexhall's lines of Class A motorhomes are sold through dealer locations across the U.S., Canada and Europe and include RoseAir(tm), RexAir(r), Aerbus(tm), Vision(tm) and American Clipper(tm).

FORWARD-LOOKING STATEMENTS: Our statements of our intentions or expectations are "forward-looking statements" based on assumptions and on facts known to us today. For example, our expectations regarding our strategy to focus on conventional motor homes for the third quarter and our new product line and the introduction and sales of our new T-Rex Double & Wide(tm) motorhomes during the fourth quarter are forward-looking statements. There can be no guarantee that we or our dealers will be able to sell through the inventory of conventional Class A motorhomes, that a market will exist for our new T-Rex Double & Wide(tm) motorhomes or that our new coaches will adequately respond to market trends or appeal to the mass market. Customers might delay or forgo purchasing of our conventional motorhomes in the third quarter or at all preferring to wait for the release of our T-Rex Double & Wide(tm) product line, because they prefer coaches of our competitors, because they fear increases in fuel prices or interest rates, because of general economic conditions or for other reasons. This would have a negative effect on our third quarter sales and could adversely effect our operating results and financial condition. Further, if a market does not develop for our new motorhomes or if we fail to receive sufficient orders for them, our sales may further decline and our business and operating results could be seriously harmed. Even if the market for our new T-Rex Double & Wide(tm) motorhomes does develop, it may not grow at an adequate pace. Moreover, we may not be able to predict precisely the time and expense required to overcome unexpected production problems and to ensure production within the time limits we expect, or the reliability and high quality of the coach at an acceptable cost. Increased costs and other difficulties associated with manufacturing these motorhomes such as our inability to obtain critical parts and components from suppliers timely or at all could have a negative impact on our sales during particular periods and on our future gross margins.
 Our business is seasonal and cyclical. Most of our competitors are substantially larger, and many of our suppliers and dealers have greater economic power, so that the volume and prices of both supplies and sales may be adversely affected by competitive action.